AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Jeff Wilhoit	Deanna Hobson
Chief Operating Officer	General Inquiries	Analyst Inquiries
Chief Financial Officer	(312) 640-6757	(310) 854-8300
(563) 589-1994	jwilhoit @financial relationsboard.com	dhobson @financial relationsboard.com
jschmidt @ htlf.com

FOR IMMEDIATE RELEASE
MONDAY, JANUARY 24, 2005

HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER EARNINGS

Dubuque, Iowa, January 24, 2005 - Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported results for the fourth quarter of 2004.

Fourth Quarter 2004 Highlights
▪	Net income improved by 77% over fourth-quarter 2003
▪	Average earning assets increased 32% over fourth-quarter 2003
▪	Net interest margin improved by 38 basis points over fourth-quarter 2003
▪	Loans up $184.5 million or 12% since year-end 2003, exclusive of the acquisition of Rocky Mountain Bank
▪	Deposits up $201.0 million or 13% since year-end 2003, exclusive of the acquisition of Rocky Mountain Bank

	Fourth Quarter		Year Ended Dec. 31,
	2004	2003	2004	2003
Net income (in millions)	$6.6	$3.7	$20.3	$17.7
Diluted earnings per share	.40	.24	1.26	1.16

Return on average assets	1.00%	.74%	.87%	.95%
Return on average equity	15.18	10.74	12.82	13.46
Net interest margin	3.99	3.61	3.91	3.86

"Our fourth quarter results affirm the value of the targeted growth strategies implemented during the past year. We are extremely pleased with the expansion of our net interest margin, which was primarily a result of the growth in earning assets and the early redemption of $25.0 million of 9.60% trust preferred securities."-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA

Dubuque, Iowa, January 24, 2005 - Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported a 77 percent increase in earnings for the fourth quarter of 2004. Net income for the fourth quarter ended December 31, 2004, was $6.6 million, or $0.40 per diluted share, an increase of $2.9 million over net income of $3.7 million, or $0.24 per diluted share, during the fourth quarter of 2003. Return on average equity was 15.18 percent and return on average assets was 1.00 percent for the fourth quarter of 2004, compared to 10.74 percent and 0.74 percent, respectively, for the same quarter in 2003.

"Our fourth quarter results affirm the value of the targeted growth strategies implemented during the past year," said Lynn B. Fuller, chairman, president and chief executive officer. "We are extremely pleased with the expansion of our net interest margin, which was primarily a result of the growth in earning assets and the early redemption of $25.0 million of 9.60% trust preferred securities. The more recent acquisition of Rocky Mountain Bank was a major contributor to the improved earnings during the quarter. We continue to pursue growth opportunities where we identify the talent and strategic fit, as has been evidenced by the opening of a loan production office in Crystal Lake, Illinois, under our Citizens Finance umbrella."

Net interest margin, expressed as a percentage of average earning assets, was 3.99 percent during the fourth quarter of 2004 compared to 3.61 percent for the same period in 2003 and 3.81 percent for the third quarter of 2004. Net interest income totaled $22.5 million during the fourth quarter of 2004, an increase of $7.1 million or 46 percent from the $15.4 million recorded during the fourth quarter of 2003. Contributing to this increase was the 32 percent growth in average earning assets and a shift in balances invested in federal funds and other short-term investments to higher-yielding loans. Additionally, the early redemption of all $25.0 million of our 9.60% trust preferred securities on September 30, 2004, contributed to the improvement in net interest margin. Rocky Mountain Bank’s contribution to net interest income during the fourth quarter of 2004 was $4.1 million. Interest income in the fourth quarter of 2004 totaled $34.7 million compared to $25.2 million in the fourth quarter of 2003. Interest expense for the fourth quarter of 2004 was $12.1 million compared to $9.8 million in the fourth quarter of 2003. Rocky Mountain Bank had interest income of $5.5 million and interest expense of $1.4 million during the fourth quarter of 2004.

Noninterest income totaled $9.9 million during the fourth quarter of 2004, an increase of 17 percent from the noninterest income of $8.5 million recorded during the fourth quarter of 2003. The three categories contributing to this increase were service charges and fees, trust fees and gains on sale of loans. Service charges on deposit accounts increased $361,000 or 31 percent during the fourth quarter of 2004, of which $251,000 was due to the addition of Rocky Mountain Bank to the Heartland family of bank subsidiaries. Trust fees improved during the fourth quarter of 2004 by $578,000 or 55 percent, primarily as a result of the $442,000 additional fees generated by the accounts acquired from the Wealth Management Group of Colonial Trust Company on August 31, 2004. Gains on sale of loans increased by $552,000 or 82 percent during the quarters under comparison, of which $357,000 was attributable to the sale of the guaranteed portion of a few loans structured under the USDA loan program by Heartland Business Bank, a division of our Wisconsin Community Bank subsidiary.

For the fourth quarter of 2004, noninterest expense increased 25 percent to $22.0 million, reflecting increased costs related to recently completed acquisitions of Rocky Mountain Bank and the Wealth Management Group of Colonial Trust Company. Additionally, Arizona Bank & Trust opened a second branch in May 2004. Total full-time equivalent employees increased from 674 at year-end 2003 to 853 at year-end 2004. Of that increase, 127 are full-time equivalent employees at Rocky Mountain Bank and 13 are full-time equivalent employees of the acquired trust operations in Arizona. Noninterest expense at Rocky Mountain Bank totaled $2.9 million during the fourth quarter of 2004.

For the year 2004, Heartland’s effective tax rate was 28.16 percent compared to 31.47 percent during the year 2003. The reduced effective rate was the result of federal historic rehabilitation tax credits of $675,000 and state historic rehabilitation tax credits of $843,000. Additionally, tax-exempt interest income went from 16.39 percent of pre-tax income during 2003 to 18.16 percent during 2004.

Total assets exceeded $2.63 billion at December 31, 2004, up $612.2 million since year-end 2003. Total loans and leases were $1.77 billion at December 31, 2004, an increase of $450.4 million since year-end 2003. Dubuque Bank and Trust Company, Wisconsin Community Bank, New Mexico Bank & Trust and Arizona Bank & Trust were major contributors to the $184.5 million or 12 percent growth in loans, exclusive of Rocky Mountain Bank, primarily in the commercial and commercial real estate category. Wisconsin Community Bank continues to record strong gains in structuring financing under the USDA and SBA loan guaranty programs. Total deposits at December 31, 2004, were $1.98 billion, an increase of $491.4 million since year-end 2003. Exclusive of Rocky Mountain Bank, the $201.0 million or 13 percent growth in deposits came primarily from New Mexico Bank & Trust and Arizona Bank & Trust.

The allowance for loan and lease losses at December 31, 2004, was 1.41 percent of loans and 252 percent of nonperforming loans, compared to 1.40 percent of loans and 333 percent of nonperforming loans at December 31, 2003. Nonperforming loans increased to $9.9 million or 0.56 percent of total loans and leases compared to $5.6 million or 0.42 percent of total loans and leases at December 31, 2003. Exclusive of the $3.0 million in total nonperforming loans at Rocky Mountain Bank, total nonperforming loans increased $1.4 million, due primarily to one large credit in the Dubuque market.

"We embark upon the new year with great enthusiasm," continued Fuller. "Our accomplishments during 2004 have laid the groundwork for another successful year."

About Heartland Financial USA:

Heartland Financial USA, Inc. is a financial services company providing a complete line of banking, mortgage, investment, insurance and trust services to individuals and businesses in 42 communities in eight states -- Iowa, Illinois, Wisconsin, New Mexico, Arizona, Colorado, Montana and Massachusetts. Heartland Financial USA, Inc. is listed on Nasdaq. Its trading symbol is HTLF.

Additional information about Heartland Financial USA, Inc. is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Years Ended
	12/31/2004	12/31/2003	12/31/2004	12/31/2003
Interest Income
Interest and fees on loans and leases	$ 29,320	$ 21,667	$ 103,018	$ 85,936
Interest on securities and other:
Taxable	3,846	2,372	13,400	9,100
Nontaxable	1,301	1,043	4,574	3,952
Interest on federal funds sold	128	76	175	355
Interest on interest bearing deposits in other financial institutions	71	39	227	174
Total Interest Income	34,666	25,197	121,394	99,517
Interest Expense
Interest on deposits	8,879	6,792	30,848	27,763
Interest on short-term borrowings	1,106	591	3,095	2,350
Interest on other borrowings	2,148	2,399	10,321	8,214
Total Interest Expense	12,133	9,782	44,264	38,327
Net Interest Income	22,533	15,415	77,130	61,190
Provision for loan and lease losses	1,446	1,007	4,846	4,183
Net Interest Income After Provision for Loan and Lease Losses	21,087	14,408	72,284	57,007
Noninterest Income
Service charges and fees	2,654	1,999	9,937	6,207
Trust fees	1,631	1,053	4,968	3,814
Brokerage commissions	259	264	1,100	863
Insurance commissions	201	146	757	703
Securities gains (losses), net	55	138	1,861	1,823
Gain (loss) on trading account securities	11	124	54	453
Impairment loss on equity securities	-	(78)	-	(317)
Rental income on operating leases	3,432	3,465	13,780	13,807
Gains on sale of loans	1,224	672	3,410	6,339
Valuation adjustment on mortgage servicing rights	34	(30)	74	338
Other noninterest income	350	700	1,900	2,511
Total Noninterest Income	9,851	8,453	37,841	36,541
Noninterest Expense
Salaries and employee benefits	10,755	8,699	39,443	33,113
Occupancy	1,363	1,003	4,978	3,880
Furniture and equipment	1,447	1,203	5,322	4,115
Depreciation on equipment under operating leases	2,832	2,882	11,360	11,353
Outside services	1,997	1,137	6,995	4,695
FDIC deposit insurance assessment	64	57	241	218
Advertising	653	589	2,658	2,354
Other intangibles amortization	275	101	764	404
Other noninterest expenses	2,629	1,983	10,175	7,560
Total Noninterest Expense	22,015	17,654	81,936	67,692
Income Before Income Taxes	8,923	5,207	28,189	25,856
Income taxes	2,330	1,483	7,937	8,137
Net Income	$ 6,593	3,724	20,252	17,719
Earnings per common share-basic	$ .40	$ .25	$ 1.28	$ 1.18
Earnings per common share-diluted	$ .40	$ .24	$ 1.26	$ 1.16
Weighted average shares outstanding-basic	16,339,343	15,124,871	15,869,429	14,984,472
Weighted average shares outstanding-diluted	16,566,787	15,386,486	16,095,873	15,258,441

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
Interest Income
Interest and fees on loans and leases	$ 29,320	$ 28,041	$ 23,897	$ 21,760	$ 21,667
Interest on securities and other:
Taxable	3,846	3,248	2,698	3,608	2,372
Nontaxable	1,301	1,183	1,064	1,026	1,043
Interest on federal funds sold	128	33	9	5	76
Interest on interest bearing deposits in other financial institutions	71	66	46	44	39
Total Interest Income	34,666	32,571	27,714	26,443	25,197
Interest Expense
Interest on deposits	8,879	8,413	6,987	6,569	6,792
Interest on short-term borrowings	1,106	693	699	597	591
Interest on other borrowings	2,148	2,998	2,741	2,434	2,399
Total Interest Expense	12,133	12,104	10,427	9,600	9,782
Net Interest Income	22,533	20,467	17,287	16,843	15,415
Provision for loan and lease losses	1,446	1,053	991	1,356	1,007
Net Interest Income After Provision for Loan and Lease Losses	21,087	19,414	16,296	15,487	14,408
Noninterest Income
Service charges and fees	2,654	2,688	2,468	2,127	1,999
Trust fees	1,631	1,196	1,121	1,020	1,053
Brokerage commissions	259	213	350	278	264
Insurance commissions	201	174	158	224	146
Securities gains (losses), net	55	(61)	327	1,540	138
Gain (loss) on trading account securities	11	(32)	(10)	85	124
Impairment loss on equity securities	-	-	-	-	(78)
Rental income on operating leases	3,432	3,425	3,461	3,462	3,465
Gains on sale of loans	1,224	814	845	527	672
Valuation adjustment on mortgage servicing rights	34	(73)	186	(73)	(30)
Other noninterest income	350	337	682	531	700
Total Noninterest Income	9,851	8,681	9,588	9,721	8,453
Noninterest Expense
Salaries and employee benefits	10,755	10,597	9,270	8,821	8,699
Occupancy	1,363	1,337	1,215	1,063	1,003
Furniture and equipment	1,447	1,423	1,325	1,127	1,203
Depreciation on equipment under operating leases	2,832	2,798	2,869	2,861	2,882
Outside services	1,997	2,026	1,471	1,501	1,137
FDIC deposit insurance assessment	64	65	61	51	57
Advertising	653	829	637	539	589
Other intangibles amortization	275	257	144	88	101
Other noninterest expenses	2,629	3,361	2,220	1,965	1,983
Total Noninterest Expense	22,015	22,693	19,212	18,016	17,654
Income Before Income Taxes	8,923	5,402	6,672	7,192	5,207
Income taxes	2,330	1,384	2,097	2,126	1,483
Net Income	$ 6,593	4,018	4,575	5,066	3,724
Earnings per common share-basic	$ .40	$ .24	$ .29	$ .33	$ .25
Earnings per common share-diluted	$ .40	$ .24	$ .29	$ .33	$ .24
Weighted average shares outstanding-basic	16,339,343	16,420,197	15,597,584	15,167,212	15,124,871
Weighted average shares outstanding-diluted	16,566,787	16,663,051	15,836,341	15,425,803	15,386,486

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2004	12/31/2003	12/31/2002
Assets
Cash and cash equivalents	$ 73,749	$ 71,869	$ 100,992
Time deposits in other financial institutions	1,178	1,132	1,677
Securities	553,284	451,753	390,815
Loans held for sale	32,161	25,678	23,167
Loans and leases:
Loans and leases	1,772,954	1,322,549	1,152,069
Allowance for loan and lease losses	(24,973)	(18,490)	(16,091)
Loans and leases, net	1,747,981	1,304,059	1,135,978
Assets under operating lease	35,188	31,636	30,367
Premises, furniture and equipment, net	79,353	49,842	35,591
Goodwill, net	36,909	20,167	16,050
Other intangible assets, net	10,162	5,069	4,879
Other assets	60,625	57,161	46,463
Total Assets	$ 2,630,590	$ 2,018,366	$ 1,785,979
Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 323,014	$ 246,282	$ 197,516
Savings	750,870	569,286	511,979
Time	909,962	676,920	628,490
Total Deposits	1,983,846	1,492,488	1,337,985
Short-term borrowings	231,475	176,835	161,379
Other Borrowings	196,193	173,958	126,299
Accrued expenses and other liabilities	43,294	34,162	36,275
Total Liabilities	2,454,808	1,877,443	1,661,938
Stockholders’ Equity	175,782	140,923	124,041
Total Liabilities and Stockholders’ Equity	$ 2,630,590	$ 2,018,366	$ 1,785,979

Common Share Data
Book value per common share	$ 10.69	$ 9.29	$ 8.40
FAS 115 effect on book value per common share	0.18	0.30	0.29
Common shares outstanding, net of treasury	16,441,058	15,163,503	14,769,621

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended		For the Years Ended
	12/31/2004	12/31/2003	12/31/2004	12/31/2003

Average Balances
Assets	$ 2,623,235	$ 1,984,090	$ 2,333,119	$ 1,873,315
Loans and leases, net of unearned	1,788,204	1,305,486	1,599,468	1,249,676
Deposits	2,015,814	1,471,140	1,753,588	1,405,296
Earning assets	2,323,172	1,760,932	2,066,234	1,670,882
Interest bearing liabilities	2,082,590	1,583,143	1,858,590	1,501,464
Stockholders' equity	172,742	137,563	157,912	131,623

Earnings Performance Ratios
Return on average assets	1.00%	0.74%	0.87%	0.95%
Return on average equity	15.18	10.74	12.82	13.46
Net interest margin(1)	3.99	3.61	3.87	3.80
Net interest margin,excluding fleet leasing company debt(1)	4.04	3.66	3.91	3.86
Efficiency ratio(2)	66.49	72.56	70.72	68.94
Efficiency ratio, banks only(2)	60.74	63.90	62.44	59.77

	For the Quarters Ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003

Average Balances
Assets	$ 2,623,235	$ 2,504,249	$ 2,200,577	$ 2,004,416	$ 1,984,090
Loans and leases, net of unearned	1,788,204	1,743,516	1,511,657	1,354,497	1,305,486
Deposits	2,015,814	1,909,129	1,614,932	1,474,477	1,471,140
Earning assets	2,323,172	2,214,971	1,945,763	1,782,054	1,760,932
Interest bearing liabilities	2,082,590	1,998,116	1,752,683	1,600,973	1,583,143
Stockholders’ equity	172,742	165,618	150,396	142,897	137,563
Earnings Performance Ratios
Return on average assets	1.00%	.64%	0.84%	1.02%	0.74%
Return on average equity	15.18	9.65	12.23	14.26	10.74
Net interest margin(1)	3.99	3.81	3.71	3.94	3.61
Net interest margin,excluding fleet leasing company debt(1)	4.04	3.85	3.75	3.99	3.66
Efficiency ratio(2)	66.49	75.81	71.19	71.02	72.56
Efficiency ratio, banks only(2)	60.74	64.47	62.76	61.86	63.90

(1)  Tax equivalent basis is calculated using an effective tax rate of 35%
(2)     Noninterest expense divided by the sum of net interest income and noninterest income less security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	As Of and For The Years Ended
	12/31/2004	12/31/2003	12/31/2002
Loan and Lease Data
Commercial and commercial real estate	$ 1,162,103	$ 860,552	$ 733,324
Residential mortgage	212,842	148,376	133,435
Agricultural and agricultural real estate	217,860	166,182	155,383
Consumer	167,109	136,601	120,591
Direct financing leases, net	16,284	13,621	12,308
Unearned discount and deferred loan fees	(3,244)	(2,783)	(2,972)
Total loans and leases	$ 1,772,954	$ 1,322,549	$ 1,152,069

Asset Quality
Nonaccrual loans	$ 9,838	$ 5,092	$ 3,944
Loans past due ninety days or more as to interest or principal payments	88	458	541
Other real estate owned	425	599	452
Other repossessed assets	313	285	279
Total nonperforming assets	$ 10,664	$ 6,434	$ 5,216

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 18,490	$ 16,091	$ 14,660
Provision for loan and lease losses continuing operations	4,846	4,183	3,553
Provision for loan and lease losses discontinued operations	-	-	(329)
Loans charged off	(3,617)	(2,392)	(3,203)
Recoveries	1,005	608	1,410
Addition related to acquired bank	4,249	-	-
Balance, end of period	$ 24,973	$ 18,490	$ 16,091

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.56%	0.42%	0.39%
Ratio of nonperforming assets to total assets	0.41	0.32	0.29
Ratio of net loan chargeoffs to average loans and leases	0.16	0.14	0.16
Allowance for loan losses as a percent of loans and leases	1.41	1.40	1.40
Allowance for loan losses as a percent of nonperforming loans and leases	251.61	333.11	358.77